Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re:	:	Chapter 11
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GRANITE BROADCASTING	:	Case No. 06- ( )
CORPORATION, et al.,	:
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Debtors.	:	(Jointly Administered)
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DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

AKIN GUMP STRAUSS HAUER & FELD LLP
590 Madison Avenue
New York, New York  10022
(212) 872-1000

Attorneys for Debtors
and Debtors in Possession

Dated:  December 11, 2006

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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:
In re:	:	Chapter 11
:
GRANITE BROADCASTING	:	Case No. 06- ( )
CORPORATION, et al.,	:
:
Debtors.	:	(Jointly Administered)
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DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Granite Broadcasting Corporation, WXON, Inc., WXON License, Inc., WEEK-TV License, Inc., KBWB, Inc., and KBWB License, Inc., each a Delaware corporation, propose the following joint chapter 11 Plan of Reorganization, pursuant to section 1121(a) of title 11 of the United States Code.

Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors’ history, businesses, properties, certain postpetition events, results of operations, projections for future operations, and risk factors, and for a summary and analysis of the Plan and certain related matters, including the Exit Secured Term Loan, Rights, New Warrants and New Common Stock to be issued pursuant to the Plan.  All holders of Claims who are entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

SECTION 1.         DEFINITIONS AND INTERPRETATION

A.                                   Definitions.

The following terms used herein shall have the respective meanings ascribed below:

1.1.             ’34 Act means the Securities Exchange Act of 1934, as amended.

1.2.             Administrative Expense means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses of preserving the Debtors’ estates; (b) any actual and necessary costs and expenses of operating the Debtors’ businesses; (c) any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases; (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, subject to any limitation contained in the DIP Order; and (e) any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

1.3.             Affiliate means, with respect to any person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity.

1.4.             Allowed means with reference to any Claim: (a) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed; (b) any Claim as to which no objection to allowance has been timely interposed in accordance with section 502 of the Bankruptcy Code and Bankruptcy Rule 2007 or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder; (c) any Claim as to which, upon the lifting of the automatic stay pursuant to section 362 of the Bankruptcy Code, the liability of the Debtors (allowance and the amount thereof) is determined by Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (d) any Claim expressly allowed pursuant to this Plan.

1.5.             Ballot means the form or forms on which each holder of an Impaired Claim entitled to vote on the Plan indicates either acceptance or rejection of the Plan.

1.6.             Bankruptcy Code means title 11 of the United States Code, as amended from time to time.

1.7.             Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or, in the event the reference is withdrawn pursuant to section 157(d) of title 28 of the United States Code, the United States District Court for the Southern District of New York or any other court of the United States having jurisdiction over the Reorganization Cases.

1.8.             Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and any Local Rules of the Bankruptcy Court.

1.9.             Business Day means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.10.           Cash means legal tender of the United States of America.

1.11.           Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.12.           Class means any group of Claims or Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.13.           Class A Common means the Class A (voting) Common Stock of Granite ($.01 par value).

1.14.           Class A Interest means the Interest of any holder of an equity security of Granite represented by any issued and outstanding shares of Class A Common or any option, warrant, or right, contractual or otherwise, to acquire any such Interest.

1.15.           Class B Common means the Class B (nonvoting) Common Stock of Granite ($.01 par value).

1.16.           Class B Interest means the Interest of any holder of an equity security of Granite represented by any issued and outstanding shares of Class B Common or any option, warrant, or right, contractual or otherwise, to acquire any such Interest.

1.17.           Collateral means any property or interest in property of the estate of any Debtor subject to a Lien, charge, or other encumbrance to secure the payment or performance of a Claim, which Lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code or applicable law.

1.18.           Common Interests means, collectively, the Class A Interests and the Class B Interests.

1.19.           Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

1.20.           Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.21.           Confirmation Order means the order of the Bankruptcy Court confirming the Plan, pursuant to, among other things, section 1129 of the Bankruptcy Code.

1.22.           Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

1.23.           Convenience Claim means: (i) a General Unsecured Claim in an amount less than or equal to $2,500 that will receive the treatment provided under the Plan in Classes 4B, 5B, or 7B, depending upon the particular Debtor against whom the General Unsecured Claim is asserted; or (ii) a General Unsecured Claim in an amount greater than $2,500 whereby the holder of such Claim agrees to reduce its Claim to $2,500 and accept the treatment provided to Convenience Claims in Classes 4B, 5B, or 7B; provided, however, that Deficiency Claims, regardless of the amount of such Deficiency Claim, shall not be considered or treated as a Convenience Claim in Class 4B, 5B, or 7B; provided further, however, that any General Unsecured Claim that is a component of a larger Claim shall not be considered or treated as a Convenience Claim in Class 4B, 5B, or 7B.

1.24.           Covered Claim means any Claim arising from an incident or occurrence that is covered under the Debtors’ insurance policies, other than a workers’ compensation insurance policy, but excluding any deductible or self insured retention amounts not covered by any such policies.

1.25.           Creditors’ Committee means the official committee of general unsecured creditors in the Reorganization Cases, if any and when appointed, as re-constituted from time to time.

1.26.           Debtors means Granite, KBWB, KBWB License, WEEK-TV License, WXON, and WXON License.

1.27.           Debtor Subsidiary means any of KBWB, KBWB License, WEEK-TV License, WXON, or WXON License.

1.28.           Deficiency Claim means the portion, if any, of the Claim of a holder of a Secured Notes Claim, Term Loan A Claim, or Term Loan B Claim that exceeds the value of any lien securing such indebtedness, including any Lien on Collateral.

1.29.           DIP Claims means all Claims arising under the DIP Credit Agreement.

1.30.           DIP Credit Agreement means that certain Debtor-In-Possession Financing Agreement, dated as of December 11, 2006 by and among the Debtors, the lenders from time-to-time party thereto, and Silver Point Finance, LLC, as Administrative Agent and Collateral Agent, in the form attached as Exhibit E to the Restructuring Support Agreement attached as Exhibit 2 to the Disclosure Statement, as amended, and all other agreements and documents entered into or executed in connection therewith (with any changes to such terms (except for ministerial changes) subject to Silver Point Consent).

1.31.           DIP Order means the Final Order approving the DIP Credit Agreement.

1.32.           Disbursing Agent means any entity in its capacity as a disbursing agent under section 5.14 of the Plan.

1.33.           Disclosure Statement means that certain disclosure document relating to the Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented, or otherwise modified from time to time as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.34.           Disclosure Statement Order means an order by the Bankruptcy Court, dated [               ], approving the Disclosure Statement and establishing certain procedures with respect to solicitation and tabulation of votes to accept or reject the Plan.

1.35.           Disclosure Statement Supplement means any supplement to the Disclosure Statement approved by the Bankruptcy Court.

1.36.           Disputed Claim means, with reference to a Claim, any Claim (other than an Allowed Claim): (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent, and which has not been resolved by written agreement of the parties or by an order of the Bankruptcy Court; (b) which is disputed under the Plan; (c) as to which a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order has been interposed; (d) proof of which was filed in an amount greater than the amount reflected for such Claim as listed on the Schedules; or (e) proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed.

1.37.           Effective Date means a Business Day selected by the Debtors on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions to the effectiveness of the Plan specified in section 10.2 hereof have been satisfied or waived.

1.38.           Exit Facility means, collectively, the Exit Secured Term Loan and the Exit Secured Revolver, on the terms outlined in Exhibit B to this Plan (with any changes to such terms (except for ministerial changes) subject to Silver Point Consent).

1.39.           Exit Secured Revolver means the secured revolving credit facility on the terms outlined in Exhibit B to this Plan (with any changes to such terms (except for ministerial changes) subject to Silver Point Consent).

1.40.           Exit Secured Term Loan means the new $200 million Senior Secured Term Loan, on the terms outlined in Exhibit B to this Plan (with any changes to such terms (except for ministerial changes) subject to Silver Point Consent), to be issued by Granite pro rata to holders of the Secured Claims.

1.41.           FCC Approval shall mean an action by the FCC (including any action duly taken by the FCC’s staff pursuant to delegated authority) granting its consent to the FCC applications.

1.42.           FCC means the Federal Communications Commission.

1.43.           Final Allocation means (i) with respect to any holder of Preferred Interests that has elected to exercise its Rights, such holder’s (a) Ratable Proportion of the Rights plus (b) if such holder has elected to oversubscribe, such holder’s pro-rata portion of any unexercised Rights; and (ii) with respect to any holder of Common Interests that has elected to exercise its Rights, such holder’s Ratable Proportion of the Rights that were not exercised by the Preferred Interests.

1.44.           Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated, or stayed and as to which: (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending; or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

1.45.           First Subsequent Distribution Date means the date which shall occur on or about 60 days after the Effective Date.

1.46.           General Unsecured Claim means any Claim against any of the Debtors that is not a Secured Claim, Administrative Expense, Priority Tax Claim, Priority Non-Tax Claim, Malara Guarantee Claim, Securities Claim, or Subordinated Claim.

1.47.           Granite means Granite Broadcasting Corporation, a Delaware corporation, and one of the Debtors herein.

1.48.           Granite Convenience Claim means a Convenience Claim against Granite.

1.49.           Granite General Unsecured Claim means a General Unsecured Claim against Granite, including any Deficiency Claims.

1.50.           Guarantee means each guarantee of the Secured Notes (as provided in the Secured Notes Indenture), Term Loan A (as provided in the Prepetition Credit Agreement), and Term Loan B (as provided in the Prepetition Credit Agreement).

1.51.           Impaired means, when referring to a class of Claims, that such class of Claims is impaired under the Plan pursuant to section 1124 of the Bankruptcy Code.

1.52.           Implied Equity Value means $259 million.

1.53.           Indenture Trustee means, individually and collectively, The Bank of New York and/or its successor(s), in either case in its or their capacity as the indenture trustee for the Secured Notes.

1.54.           Intercompany Claims means either (i) any Claim against any Debtor held by another Debtor or Non-Debtor Subsidiary, or (ii) any Claim against any Non-Debtor Subsidiary held by a Debtor.

1.55.           Interest means the interest of any holder of an equity security of Granite represented by any issued and outstanding shares of Class A Common, Class B Common, or Preferred Stock, or any option, warrant, or right, contractual or otherwise, to acquire any such interest from Granite.

1.56.           KBWB means KBWB, Inc., a Delaware corporation, and one of the Debtors herein.

1.57.           KBWB Convenience Claim means a Convenience Claim against KBWB.

1.58.           KBWB General Unsecured Claim means a General Unsecured Claim against KBWB.

1.59.           KBWB License means KBWB License, Inc., a Delaware corporation, and one of the Debtors herein.

1.60.           KBWB License General Unsecured Claim means a General Unsecured Claim against KBWB License.

1.61.           Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.62.           Malara means Malara Broadcast Group.

1.63.           Malara Guarantee means the unsecured guarantee by Granite of the $25 million Tranche B Term Loan and $5 million Revolving Loan owed by Malara.

1.64.           Malara Guarantee Claims means the Claims arising under the Malara Guarantee.

1.65.           Management Incentive Plan means the management incentive plan attached as Exhibit C to this Plan (with any changes thereto (except for ministerial changes) subject to Silver Point Consent), which will not become effective unless and until the Effective Date occurs.

1.66.           New By-Laws means the By-Laws of Reorganized Granite, substantially in the form, subject to Silver Point Consent, set forth in the Plan Supplement.

1.67.           New Certificate of Incorporation means the Certificate of Incorporation of Reorganized Granite, substantially in the form, subject to Silver Point Consent, set forth in the Plan Supplement.

1.68.           New Common Stock means the 15,000,000 shares of common stock, $0.01 par value, of Reorganized Granite authorized pursuant to section 4.3 of the Plan, of which up to 11,000,000 shares of common stock shall be issued and distributed in accordance with the terms of this Plan.

1.69.           New Employment Agreements means the employment agreements for W. Don Cornwell, John Deushane, and Larry Wills, attached as Exhibit A to this Plan (with any changes thereto (except for ministerial changes) subject to Silver Point Consent), which will not become effective unless and until the Effective Date occurs.

1.70.           New Malara Guarantee means the guarantee, attached as an exhibit to the Plan Supplement and subject to Silver Point Consent, that is to be issued by Granite pursuant to section 3.6 of this Plan.

1.71.           New Warrants means the New Warrants Series A and the New Warrants Series B.

1.72.           New Warrants Agreements means, collectively, the New Warrants Series A Agreement and the New Warrants Series B Agreement.

1.73.           New Warrants Series A means five-year warrants to purchase, in the aggregate, up to 750,000 shares of New Common Stock at a warrant price per warrant on an equivalent basis equal to 125% of the Implied Equity Value in accordance with the New Warrants Series A Agreement.

1.74.           New Warrants Series A Agreement means the warrant agreement, substantially in the form, subject to Silver Point Consent, set forth in the Plan Supplement, governing the New Warrants Series A.

1.75.           New Warrants Series B means five-year warrants to purchase, in the aggregate, up to 250,000 shares of New Common Stock at a warrant price per warrant on an equivalent basis equal to 140% of the Implied Equity Value in accordance with the New Warrants Series B Agreement.

1.76.           New Warrants Series B Agreement means the warrant agreement, substantially in the form, subject to Silver Point Consent, set forth in the Plan Supplement governing the New Warrants Series B.

1.77.           Non-Debtor Subsidiary means Granite Response Television, Inc., KBJR, Inc., Channel 11 License, Inc., KBJR License, Inc., Queen City Broadcasting of New York, Inc., WKBW-TV License, Inc., KSEE Television, Inc., KSEE License, Inc., WTVH, LLC, WTVH License, Inc., WISE-TV, Inc., WISE-TV License, LLC, WBNG, Inc., and WBNG License, Inc.

1.78.           Plan means this Joint Plan of Reorganization, including, without limitation, the exhibits and schedules annexed hereto and the documents included in the Plan Supplement, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof, subject to Silver Point Consent.

1.79.           Plan Securities means, collectively, the New Common Stock, the New Warrants, and the Rights.

1.80.           Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of such Plan or the treatment of Allowed Claims and Interests thereunder (including, without limitation, Schedule 7.1, the New Certificate of Incorporation, the New By-Laws, the registration rights agreement between Silver Point and Granite, the Reorganized Subsidiaries By-Laws, the New Malara Guarantee, the Exit Facility, the New Warrants Series A Agreement, the New Warrants Series B Agreement, and the Reorganized Subsidiaries Certificates of Incorporation), each subject to Silver Point Consent.

1.81.           Preferred Stock means the 12¾% Cumulative Exchangeable Preferred Stock of Granite.

1.82.           Preferred Interest means the Interest, including any unpaid dividends, of any holder of an equity security of Granite represented by any issued and outstanding shares of Preferred Stock or any option, warrant, or right, contractual or otherwise, to acquire any such Interest from Granite.

1.83.           Prepetition Credit Agreement means that certain Credit and Guarantee Agreement dated as of July 5, 2006 among Granite, the Debtor Subsidiaries and the Non-Debtor Subsidiaries as guarantors, the lenders from time to time party thereto, and Silver Point, as administrative agent.

1.84.           Priority Non-Tax Claim means any Claim against any of the Debtors that is not an Administrative Expense or a Priority Tax Claim, and that is entitled to priority in payment as specified in sections 507(a)(1), (3), (4), (5), (6), (7), (9), or (10) of the Bankruptcy Code.

1.85.           Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.86.           Ratable Proportion means, as applicable, (i) the ratio (expressed as a percentage) of (a) the amount of an Allowed Claim (or Disputed Claim) in a Class to (y) the aggregate amount of all Allowed Claims and Disputed Claims in the same Class, or (ii) the ratio (expressed as a percentage) of (x) the number of shares held by each holder of Interests in a Class to (y) the aggregate number of outstanding shares held by all holders of Interests in such Class.

1.87.           Recapitalization Value means a value of $493 million.

1.88.           Reorganization Cases means the jointly administered cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on December 11, 2006 in the United States District Court for the Southern District of New York and styled In re Granite Broadcasting Corp., et al., [CASE NUMBER] (        ).

1.89.           Reorganized Granite means Granite, and any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

1.90.           Reorganized Debtors means the Debtors, and any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

1.91.           Reorganized Subsidiaries means KBWB, KBWB License, WEEK-TV License, WXON, and WXON License, and any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

1.92.           Reorganized Subsidiaries By-Laws means the amended and restated By-Laws of the Reorganized Subsidiaries, subject to Silver Point Consent.

1.93.           Reorganized Subsidiaries Certificates of Incorporation means the amended and restated Certificates of Incorporation of the Reorganized Subsidiaries, subject to Silver Point Consent.

1.94.           Rights means the non-transferable, non-certificated rights to purchase up to 1,000,000 shares of the New Common Stock as of the Effective Date at the Implied Equity Value, as provided for in the Rights Offering.

1.95.           Rights Offering means the offering of the Rights to certain “accredited investors” who are holders of Allowed Preferred Interests (and, if not exercised by the Preferred Interests, to the holders of the Class B Interests), as described in section 8 of this Plan.

1.96.           Schedules means, collectively, the schedules of assets and liabilities, schedules of current income and expenditures, schedules of executory contracts and unexpired leases, and statements of financial affairs to be filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms in the Reorganization Cases, as may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rule 1007.

1.97.           Secured Claim means any Claim that is a Secured Notes Claim, a Term Loan A Claim, or a Term Loan B Claim that is secured by a lien on collateral against any obligor to such indebtedness (including any Lien on Collateral) to the extent of the value of the holder of the Claim’s interest in such collateral.

1.98.           Secured Notes means the 9¾% Senior Secured Notes due December 1, 2010 issued by Granite under the Secured Notes Indenture.

1.99.           Secured Notes Claim means any Claim arising under the Secured Notes Indenture.

1.100.         Secured Notes Indenture means the Indenture, dated as of December 22, 2003, under which Granite issued the Secured Notes.

1.101.         Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.102.         Securities Claim means a Claim arising from rescission of a purchase or sale of a security of any of the Debtors, for damages arising from the purchase or sale of such a security, for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim that is subordinated to other Claims or Interests in accordance with section 510(b) of the Bankruptcy Code.

1.103.         Silver Point means Silver Point Finance, LLC.

1.104.         Silver Point Consent means the written consent of Silver Point, in its sole discretion.  With respect to any documents or orders, Silver Point Consent shall mean that such document or order shall be in form and substance acceptable to Silver Point.  Silver Point shall respond to any request by the Debtors for a Silver Point Consent within five days of receipt of notice of the action by the Debtors for which consent is being sought by the Debtors, and if Silver Point fails to so respond it shall be deemed to have rejected such requested Silver Point Consent; provided, however, Silver Point Consent shall not be required in the event the Silver Point Entities, at the time of the requested action, own less than 33 percent of the Secured Claims.

1.105.         Silver Point Entities means Silver Point and its Affiliates.

1.106.         Subordinated Claim means any Claim that is determined to be subordinated to other Claims pursuant to section 510(c) of the Bankruptcy Code.

1.107.         Subscription Commencement Date means (i) a Business Day determined by the Debtors with Silver Point Consent, which shall be a reasonable time after the Voting Record Date and shall not be later than three (3) business days after the date of the entry of the Disclosure Statement Order on the Bankruptcy Court’s docket and (ii) the day on which the Subscription Form is mailed.

1.108.         Subscription Expiration Date means the date on which the Rights Offering shall expire, which shall be the twenty-fifth (25th) day after the Subscription Commencement Date or, if such date is not a Business Day, the first Business Day thereafter.

1.109.         Subscription Form means the form to be used by a valid holder of the Rights to exercise such Rights.

1.110.         Subscription Notification Date means a date not later than five (5) days following the Subscription Expiration Date.

1.111.         Subscription Purchase Date means the date two (2) business days following the Subscription Notification Date.

1.112.         Subscription Purchase Price means, for each holder of the Rights, such holder’s Final Allocation multiplied by $25.90, with the amount of New Common Stock such holder is entitled to subscribe for being subject to rounding as provided in section 5.8 of this Plan.

1.113.         Subsequent Distribution Date means, following the First Subsequent Distribution Date, a date which shall occur at the end of each subsequent three-month period, or more frequently as may be determined by the Disbursing Agent, on which a Ratable Proportion of the Cash, New Common Stock, or New Warrants is distributed to the holders of Allowed Claims, in accordance with section 5 of the Plan.

1.114.         Subsidiary Interest means any Interest of a Debtor in another Debtor or in a Non-Debtor Subsidiary.

1.115.         Term Loan A means the prepetition $40 million secured loan issued under the Tranche A Term Loan provided for in the Prepetition Credit Agreement.

1.116.         Term Loan A Claim means the Claim arising from Term Loan A.

1.117.         Term Loan B means the prepetition $30 million secured loan issued under the Tranche B Term Loan provided for in the Prepetition Credit Agreement.

1.118.         Term Loan B Claim means the Claim arising from Term Loan B.

1.119.         Transfer or Transferable means, with respect to any security or the right to receive a security or to participate in any offering of any security including the Rights Offering (each a “Security”), the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in, or other disposition of such Security or the Beneficial Ownership (as defined below) thereof, the offer to make such a sale, transfer, constructive sale, or other disposition, and each option, agreement, arrangement, or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing.  The term “constructive sale” for purposes of this definition means a short sale with respect to such Security, entering into or acquiring an offsetting derivative contract with respect to such Security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any transaction that has substantially the same effect as any of the foregoing.  The term “Beneficially Owned” or “Beneficial Ownership” as used in this definition shall include, with respect to any Security, the beneficial ownership of such Security by a person and by any direct or indirect subsidiary of such person.

1.120.         Unimpaired means, when referring to a class of Claims, that such class of Claims is not impaired pursuant to section 1124 of the Bankruptcy Code.

1.121.         Voting Record Date means the record date for voting on the Plan established by order of the Bankruptcy Court.

1.122.         WB Settlement Agreement means that certain Settlement Agreement, dated as of December 8, 2006, by and between certain of the Debtors and the parties defined in the Settlement Agreement as the “WB/CBS Entities,” in the form attached as Exhibit D to the Restructuring Support Agreement that is attached as Exhibit 2 to the Disclosure Statement (with any changes thereto (other than ministerial changes) subject to Silver Point Consent).

1.123.         WEEK-TV License means WEEK-TV License, Inc., a Delaware corporation, and one of the Debtors herein.

1.124.         WEEK-TV License General Unsecured Claim means a General Unsecured Claim against WEEK-TV License.

1.125.         WXON means WXON, Inc., a Delaware corporation, and one of the Debtors herein.

1.126.         WXON General Unsecured Claim means a General Unsecured Claim against WXON.

1.127.         WXON Convenience Claim means a Convenience Claim against WXON.

1.128.         WXON License means WXON License, Inc., a Delaware corporation, and one of the Debtors herein.

1.129.         WXON License General Unsecured Claim means a General Unsecured Claim against WXON License.

B.                                     Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to the Plan, as the same may be amended, waived, or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  A term used in the Plan that is not defined in the Plan shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

SECTION 2.         ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1.             DIP Claims.

On the Effective Date, all obligations of the Debtors under the DIP Credit Agreement shall be paid in Cash and in full in accordance with the terms of the DIP Order and the DIP Credit Agreement.  Upon payment or satisfaction in full of all obligations under the DIP Credit Agreement in accordance with the terms thereof and termination of the DIP Credit Agreement, all Liens and security interests granted to secure such obligations shall be deemed terminated, released, and of no further force and effect.

2.2.             Administrative Expenses.

On the Effective Date or as soon thereafter as is practicable, except to the extent that a holder of an Allowed Administrative Expense against any of the Debtors agrees to a different treatment, each holder of an Allowed Administrative Expense, subject to the terms of the DIP Order, shall receive Cash in an amount equal to the Allowed amount of such Claim; provided, however, that Allowed Administrative Expenses representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, shall be paid by the Debtors or by Reorganized Granite in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.3.             Compensation and Reimbursement Claims.

All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3) (except under section 503(b)(3)(D), see below), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is sixty (60) days after the Effective Date and (ii) shall be paid in full in Cash in such amounts as are allowed by the Bankruptcy Court (A) five Business Days after the date upon which the order relating to any such Administrative Expense is entered or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense and the Debtors, or, if on or after the Effective Date, the Reorganized Debtors.

All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred during the Reorganization Cases under section 503(b)(3)(D) of the Bankruptcy Code shall file their respective applications prior to or on the deadline for filing objections to confirmation of this Plan.

2.4.             Priority Tax Claims.

On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, subject to Silver Point Consent, (a) Cash in an amount equal to such Allowed Priority Tax Claim or (b) commencing on the first anniversary of the Effective Date and continuing on each anniversary thereafter over a period not exceeding five years after the Petition Date, equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the applicable rate under non-bankruptcy law, subject to the sole option of the Debtors, subject to Silver Point Consent, to prepay the entire amount of the Allowed Priority Tax Claim at any time, or (c) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

CLASSIFICATION OF CLAIMS AND INTERESTS

The following tables (i) designate the classes of Claims against, and Interests in, the Debtors, and (ii) specify which of those classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to reject the Plan.

2.5.          Classes of Claims and Interests.

Class	Designation	Impairment	Entitled to Vote
Class 1A	Granite Secured Claims	Impaired	Yes
Class 1B	KBWB Secured Claims	Impaired	Yes
Class 1C	KBWB License Secured Claims	Impaired	Yes
Class 1D	WEEK License Secured Claims	Impaired	Yes
Class 1E	WXON Secured Claims	Impaired	Yes
Class 1F	WXON License Secured Claims	Impaired	Yes
Class 2	Secured Tax Claims	Unimpaired	No (deemed to accept)
Class 3	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class 4A	Granite General Unsecured Claims	Impaired	Yes
Class 4B	Granite Convenience Claims	Unimpaired	No (deemed to accept)
Class 4C	Malara Guaranty Claims	Impaired	No (deemed to reject)
Class 5A	KBWB General Unsecured Claims	Impaired	No (deemed to reject)
Class 5B	KBWB Convenience Claims	Unimpaired	No (deemed to accept)
Class 6	KBWB License General Unsecured Claims	Impaired	No (deemed to reject)
Class 7	WEEK License General Unsecured Claims	Impaired	No (deemed to reject)
Class 8A	WXON General Unsecured Claims	Impaired	No (deemed to reject)
Class 8B	WXON Convenience Claims	Unimpaired	No (deemed to accept)
Class 9	WXON License General Unsecured Claims	Impaired	No (deemed to reject)
Class 10	Preferred Interests	Impaired	No (deemed to reject)
Class 11	Class A Interests	Impaired	No (deemed to reject)
Class 12	Class B Interests	Impaired	No (deemed to reject)
Class 13	Securities Claims	Impaired	No (deemed to reject)
Class 14	Subordinated Claims	Impaired	No (deemed to reject)

SECTION 3.         TREATMENT OF CLAIMS AND INTERESTS

3.1.          Secured Claims (Classes 1A-1F).

The Secured Claims are Allowed in full and shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, or any other challenges under any applicable law or regulation by any person or entity.  The Secured Notes Claims are Allowed in an amount not less than $425,899.582.03, comprising outstanding principal of $405 million, accrued but unpaid interest of $20,899,582.03 , as of the Petition Date, and unpaid fees, costs and expenses thereunder in an unliquidated amount.  The Term Loan A Claims are Allowed in an amount not less than $40,156,164.38, comprising outstanding principal of $40 million, accrued but unpaid interest of $156,164.38, as of the Petition Date, and unpaid fees, costs and expenses thereunder in an unliquidated amount.  The Term Loan B Claims are Allowed in an amount not less than $30,117,123.29, comprising outstanding principal of $30 million, accrued but unpaid interest of $117,123.29, as of the Petition Date, and unpaid fees, costs and expenses thereunder in an unliquidated amount.   In addition, to the extent the value of the collateral securing a Secured Claim exceeds such Secured Claim, holders of Secured Claims are entitled to receive postpetition interest at the default rate as provided for in the DIP Order and the repayment premiums, if any, owing under the Secured Notes Indenture.

On the Effective Date, each holder of an Allowed Secured Claim against any of the Debtors shall receive its Ratable Proportion of: (a) the Exit Secured Term Loan; (b) 10 million shares of the New Common Stock; (c) the Rights; (d) the New Warrants Series A; and (e) the New Warrants Series B, subject to reduction, if applicable, by the following distributions made pursuant to and in accordance with sections 3.14, 3.15, 3.16, and 5.15 of the Plan: (i) up to 300,000 shares of New Common Stock provided to the holders of the Preferred Interests in Class 10 and Common Interests in Classes 11 and 12; (ii) the Rights offered to certain “accredited investors” that are holders of the Preferred Interests in Class 10 and Class B Interests in Class 12; and (iii) the New Warrants provided to the holders of the Preferred Interests in Class 10 and Common Interests in Classes 11 and 12.  While each holder of an Allowed Secured Claim possesses an Allowed Secured Claim against each of the Debtors and the Non-Debtor Subsidiaries due to Guarantees under the Secured Notes, Term Loan A, and Term Loan B, each holder of a Secured Claim shall only receive one recovery on account of all Secured Claims held by such claimant, which recovery is specified in section 3.1 of this Plan.

3.2.          Secured Tax Claims (Class 2).

On the Effective Date, except to the extent that a holder of an Allowed Secured Tax Claim against any of the Debtors has agreed to a different treatment of such Claim, each holder of an Allowed Secured Tax Claim against any of the Debtors shall receive, at the option of the Debtors, with Silver Point Consent, either: (i) the Collateral securing such Allowed Secured Tax Claim; (ii) Cash in an amount equal to the value of such Allowed Secured Tax Claim; (iii) commencing on the first anniversary of the Effective Date and continuing on each anniversary thereafter over a period not exceeding five years after the Petition Date, equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable rate under non-bankruptcy law, subject to the sole option of the Debtors to prepay the entire amount of the Allowed Secured Tax Claim at any time, or (iv) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

3.3.          Priority Non-Tax Claims (Class 3).

On the Effective Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim against any of the Debtors has agreed to a different treatment of such Claim, each such holder shall receive, in full satisfaction of the Allowed portion of such Claim, Cash in an amount equal to such Allowed Claim.

3.4.          Granite General Unsecured Claims (Class 4A).

On the Effective Date, each holder of an Allowed General Unsecured Claim against Granite, excluding Granite Convenience Claims,(1) shall receive its Ratable Proportion of $5 million in Cash; provided, however, that holders of Deficiency Claims against Granite shall receive no distribution of property on account of such Deficiency Claims if Class 4A votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.  If Class 4A votes to reject the Plan, holders of Deficiency Claims shall receive distributions pro-rata with other holders of Granite General Unsecured Claims.  In no event shall the holder of a Granite General Unsecured Claim receive more than the face value of their Claim.

3.5.          Granite Convenience Claims (Class 4B)

Each holder of a Granite Convenience Claim shall receive in full satisfaction of its Claim, at the sole discretion of the Debtors, either (i) Cash in an amount equal to the Allowed portion of such Claim on the Effective Date, or (ii) Cash in an amount equal to the Allowed portion of such Claim, paid in accordance with ordinary business terms in effect immediately prior to the Petition Date.

(1)             See section 3.5 for the treatment of Granite Convenience Claims.

3.6.          Malara Guarantee Claims (Class 4C)

On the Effective Date, each holder of a Malara Guarantee Claim, to the extent the loans guaranteed by the Malara Guarantee are still outstanding, shall receive no distribution of property on account of such Claim and the Malara Guarantee shall be cancelled and replaced by the New Malara Guarantee attached to the Plan Supplement.

3.7.          KBWB General Unsecured Claims (Class 5A)

On the Effective Date, each holder of a KBWB General Unsecured Claim, excluding KBWB Convenience Claims,(2) shall receive no distribution of property on account of such Claim.

3.8.          KBWB Convenience Claims (Class 5B)

Each holder of a KBWB Convenience Claim shall receive in full satisfaction of that Claim, at the sole discretion of the Debtors, either (i) Cash in an amount equal to the Allowed portion of such Claim on the Effective Date, or (ii) Cash in an amount equal to the Allowed portion of such Claim, paid in accordance with ordinary business terms.

3.9.          KBWB License General Unsecured Claims (Class 6)

On the Effective Date, each holder of a KBWB License General Unsecured Claim shall receive no distribution of property on account of such Claim.

3.10.        WEEK-TV License General Unsecured Claims (Class 7)

On the Effective Date, each holder of a WEEK License General Unsecured Claim shall receive no distribution of property on account of such Claim.

3.11.        WXON General Unsecured Claims (Class 8A)

On the Effective Date, each holder of a WXON General Unsecured Claim, excluding WXON Convenience Claims,(3) shall receive no distribution of property on account of such Claim.

3.12.        WXON Convenience Claims (Class 8B)

Each holder of a WXON Convenience Claim shall receive in full satisfaction of that Claim, at the sole discretion of the Debtors, either (i) Cash in an amount equal to the Allowed portion of such Claim on the Effective Date, or (ii) Cash in an amount equal to the Allowed portion of such Claim, paid in accordance with ordinary business terms.

(2)             See section 3.8 for the treatment of KBWB Convenience Claims.

(3)             See section 3.12 for the treatment of WXON Convenience Claims.

3.13.        WXON License General Unsecured Claims (Class 9)

On the Effective Date, each holder of a WXON License General Unsecured Claim shall receive no distribution of property on account of such Claim.

3.14.        Preferred Interests (Class 10).

In accordance with section 5.15 of this Plan, all Preferred Interests in Granite shall be extinguished and each holder of an Allowed Preferred Interest will receive its Ratable Proportion of (i) 200,000 shares of New Common Stock on the Effective Date and (ii) the right to purchase up to 500,000 shares of the New Common Stock pursuant to the New Warrants Series A.  In addition, notwithstanding anything to the contrary in this Plan, certain “accredited investors” who are holders of Allowed Preferred Interests will receive Rights to purchase its Ratable Proportion of up to 1 million shares of New Common Stock at the Implied Equity Value; provided, however, that (a) if this Plan is not confirmed pursuant to section 1129 of the Bankruptcy Code by the date that is 60 days after the date of the entry of the Disclosure Statement Order on the Bankruptcy Court docket, (b) any holder of a Preferred Interest files a notice of appeal of the Confirmation Order and such appeal has not been dismissed or denied within 30 days after the date such appeal is filed, or (c) any holder of a Preferred Interest objects to any application for regulatory approval referred to in section 10.2(e) and such objection has not been dismissed or overruled within 30 days after the date such objection is filed, then, in accordance with section 5.15, none of the distributions described in this section to any of the holders of Preferred Interests in Class 10 shall be made.  In such event, the distribution of (a) New Common Stock contemplated by subsection (i) of this paragraph shall revert to the holders of the Secured Claims to be distributed to such holders in accordance with each holder’s Ratable Proportion and (b) the Rights and New Warrants noted in subsections (ii) and (iii) of this paragraph shall revert to the holders of the Secured Claims and shall be extinguished.

3.15.        Class A Interests (Class 11).

In accordance with section 5.15 of this Plan, all Class A Common Interests in Granite shall be extinguished and each holder of the Class A Common Interests shall receive, jointly and equally with the Class B Interests, its Ratable Proportion of (i) 100,000 shares of New Common Stock on the Effective Date, (ii) the right to purchase up to 250,000 shares of New Common Stock pursuant to the New Warrants Series A, and (iii) the right to purchase up to 250,000 shares of New Common Stock pursuant to the New Warrants Series B; provided, however, that (a) if this Plan is not confirmed pursuant to section 1129 of the Bankruptcy Code by the date that is 60 days after the date of the entry of the Disclosure Statement Order on the Bankruptcy Court docket, (b) any holder of a Class A Interest or Class B Interest files a notice of appeal of the Confirmation Order and such appeal has not been dismissed or denied within 30 days after the date such appeal is filed, or (c) any holder of a Class A Interest or Class B Interest objects to any application for regulatory approval referred to in section 10.2(e) and such objection has not been dismissed or overruled within 30 days after the date such objection is filed, then, in accordance with section 5.15, none of the distributions described in this section to the holders of Class A Interests in Class 11 shall be made.  In such event, the distribution of (a) New Common Stock contemplated by subsection (i) of this paragraph shall revert to the holders of the Secured Claims to be distributed to such holders in accordance with each holder’s Ratable Proportion and (b) the New Warrants noted in subsections (ii) and (iii) of this paragraph shall revert to the holders of the Secured Claims and shall be extinguished.

3.16.        Class B Interests (Class 12).

In accordance with section 5.15 of this Plan, all Class B Common Interests in Granite shall be extinguished and each holder of the Class B Common Interests shall receive, jointly and equally with the Class A Interests, its Ratable Proportion of: (i) 100,000 shares of New Common Stock on the Effective Date; (ii) the right to purchase up to 250,000 shares of New Common Stock pursuant to the New Warrants Series A; (iii) the right to purchase up to 250,000 shares of New Common Stock pursuant to the New Warrants Series B; and (iv) any Rights with an aggregate Subscription Purchase Price of no more than $7.5 million that are not exercised by the certain “accredited investors” who are holders of Allowed Preferred Interests eligible for the Rights under section 3.14 of this Plan; provided, however, that (a) if this Plan is not confirmed pursuant to section 1129 of the Bankruptcy Code by the date that is 60 days after the date of the entry of the Disclosure Statement Order on the Bankruptcy Court docket, (b) any holder of a Class A Interest or Class B Interest files a notice of appeal of the Confirmation Order and such appeal has not been dismissed or denied within 30 days after the date such appeal is filed, or (c) any holder of a Class A Interest or Class B Interest objects to any application for regulatory approval referred to in section 10.2(e) and such objection has not been dismissed or overruled within 30 days after the date such objection is filed, then, in accordance with section 5.15, none of the distributions described in this section to the holders of Class B Interests in Class 12 shall be made.  In such event, the distribution of (a) New Common Stock contemplated by subsection (i) of this paragraph shall revert to the holders of the Secured Claims to be distributed to such holders in accordance with each holder’s Ratable Proportion and (b) the Rights and New Warrants noted in subsections (ii), (iii), and (iv) of this paragraph shall revert to the holders of the Secured Claims and shall be extinguished.

Provided further that, in lieu of the distribution contemplated in the paragraph above, the Debtors shall pay to certain holders of Class B Interests Cash equal to the value of such holder’s distribution contemplated in the paragraph above.  In determining which holders of Class B Interests will receive this Cash treatment, the Debtors shall first pay the applicable Cash equivalent to the holder holding the fewest shares as of the Voting Record Date and thereafter shall pay the applicable Cash equivalent to the next largest holder until the total of such payments reaches $50,000 (or such larger amount disclosed by the Debtors, with Silver Point Consent).  All holders of Class B Interests not so selected shall receive the distribution contemplated in the paragraph above.

3.17.        Securities Claims (Class 13).

On the Effective Date, each holder of a Securities Claim shall receive no distribution of property on account of such Claim.

3.18.        Subordinated Claims (Class 14).

On the Effective Date, each holder of a Subordinated Claim shall receive no distribution of property on account of such Claim.

SECTION 4.         MEANS FOR IMPLEMENTATION

4.1.          Intercompany Claims and Subsidiary Interests.

Notwithstanding anything to the contrary herein, Intercompany Claims will be adjusted, continued, or discharged to the extent determined appropriate by the Debtors or the Reorganized Debtors, in their discretion and with Silver Point Consent.  Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders of any of the Debtors or the Reorganized Debtors.  Subsidiary Interests shall be retained and the legal, equitable, and contractual rights to which the holder of such Allowed Subsidiary Interests is entitled shall remain unaltered.

4.2.          New Corporate Structure for Reorganized Granite.

Except as otherwise set forth in the Plan, prior to or as of the Effective Date, Granite, subject to Silver Point Consent, may cause any or all of the Debtors to engage in any restructuring transactions deemed necessary or appropriate (including, without limitation, merging, dissolving, or transferring assets between or among the Debtors and/or the Non-Debtor Subsidiaries) to implement the provisions of this plan.

4.3.          Authorization of Plan Securities.

The issuance by Reorganized Granite of the New Common Stock, the New Warrants, and the Rights is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Interests.  Such securities shall be distributed as described in Section 3 of the Plan.  None of the Plan Securities shall be registered under applicable securities law and neither the Debtors nor the Reorganized Debtors shall have any obligation to register the Plan Securities except as provided in the registration rights agreement between Granite and Silver Point to be attached as an exhibit to the Plan Supplement.

4.4.          Incurrence of New Indebtedness.

The Reorganized Debtors’ entry into the Exit Secured Term Loan and the Exit Secured Revolver and the incurrence of the indebtedness thereunder on the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Interests.

4.5.          Cancellation of Existing Securities and Agreements and Related Indentures/Discharge of Indenture Trustee.

(a)           On the Effective Date, the Secured Notes shall be cancelled and the holders thereof shall have no further rights or entitlements in respect thereof against the Debtors or Non-Debtor Subsidiaries except the rights to receive the distributions to be made to such holders under the Plan and all liens against Non-Debtor Subsidiaries shall be automatically released.  To the extent possible, distributions to be made under the Plan to the beneficial owners of the Secured Notes shall be made through the Depository Trust Company and its participants.  The Confirmation Order shall authorize the Disbursing Agent to take whatever action may be necessary or appropriate, in its reasonable discretion, to deliver the distributions, including, without limitation, obtaining an order of the Bankruptcy Court.

(b)           On the Effective Date, the Indenture Trustee and its agents shall be discharged of all its obligations associated (i) with the Secured Notes, (ii) the Secured Notes Indenture, and (iii) any related documents, and released from all Claims arising in the Reorganization Cases.  As of the Effective Date, the Secured Notes Indenture shall be deemed fully satisfied and cancelled, except that such cancellation shall not impair the rights of the holders of the Secured Notes to receive distributions under the Plan, or the rights of the Indenture Trustee under its charging Liens pursuant to the Secured Notes Indenture, to the extent that the Indenture Trustee has not received payment as provided for in section 13.7 of the Plan.  All Liens in favor of the Indenture Trustee for the benefit of the holders of the Secured Notes or otherwise arising under the Secured Notes Indenture shall be deemed released.

4.6.          Reorganized Granite Board of Directors.

The initial board of directors of Reorganized Granite shall consist of seven members whose names shall be in the Plan Supplement.  Silver Point will appoint six members of the board of directors.  W. Don Cornwell shall be the remaining member of the initial board of directors.  Such directors shall serve in accordance with the New Certificate of Incorporation and New By-laws, as the same may be amended from time to time.

4.7.          Reorganized Subsidiaries Board of Directors.

The initial board of directors of each Debtor Subsidiary shall consist of three members whose names shall be in the Plan Supplement.  Silver Point will appoint two members of each Debtor Subsidiary’s board of directors.  W. Don Cornwell shall be the remaining member of the initial board of directors for each Debtor Subsidiary.  Such directors shall serve in accordance with the applicable Reorganized Subsidiary Certificate of Incorporation and applicable Reorganized Subsidiary By-laws, as the same may be amended from time to time.

4.8.          Officers of Reorganized Debtors.

W. Don Cornwell, John Deushane, and Larry Wills, who will be the senior management of the Debtors immediately prior to the Effective Date, shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date.  Such officers shall serve in accordance with applicable non-bankruptcy law and their New Employment Agreements with Granite.

4.9.          Management Incentive Plan.

On the Effective Date, and subject to the occurrence thereof, Reorganized Granite shall be deemed to have adopted the Management Incentive Plan.  The solicitation of votes on the Plan shall include, and be deemed to be, a solicitation for approval of the Management Incentive Plan.  Entry of the Confirmation Order shall constitute such approval.

4.10.        Corporate Action; By-laws and Certificates of Incorporation.

On the Effective Date, Reorganized Granite shall file the New Certificate of Incorporation and each of the Reorganized Subsidiaries shall file the applicable Reorganized Subsidiary Certificate of Incorporation with the Secretary of State of the State of Delaware.  The New Certificate of Incorporation and the Reorganized Subsidiaries Certificates of Incorporation shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such New Certificate of Incorporation and Reorganized Subsidiaries Certificates of Incorporation as permitted by applicable law.  The Board of Directors of Reorganized Granite shall adopt the New By-Laws and the boards of directors of each of the Reorganized Subsidiaries shall adopt the applicable Reorganized Subsidiaries By-Laws.

SECTION 5.         DISTRIBUTIONS

5.1.          Record Date for Distributions.

As of the date of the entry of the Confirmation Order, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims or Interests.  The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Voting Record Date.

5.2.          Date of Distributions.

Unless otherwise provided herein, any distributions and deliveries to be made hereunder to the holders of Allowed Claims shall be made on the Effective Date or as soon thereafter as is practicable, but in no event later than 60 days following the Effective Date.  Such distributions shall be deemed made on the Effective Date.  However, all distributions to holders of Secured Claims shall be made on the Effective Date.

5.3.          Subsequent Distributions.

Unless otherwise provided in the Plan, to the extent Cash, New Common Stock, or New Warrants are available subsequent to the Effective Date from undeliverable, time-barred, or unclaimed distributions to holders of Allowed Claims or Interests pursuant to this Plan, such Cash, New Common Stock, or New Warrants shall be transferred to the Reorganized Debtors to be used for general corporate purposes.

5.4.          Surrender of Instruments.

As a condition to receiving any distribution under the Plan (other than with respect to book entry securities), each holder of Secured Notes or Interests must either (a) surrender such (i) Secured Notes to the Indenture Trustee or (ii) Interests to Reorganized Granite or its designee or (b) submit evidence satisfactory to the Indenture Trustee with respect to the Secured Notes and the Reorganized Debtors with respect to the Interests of the loss, theft, mutilation, or destruction of such note or stock before the second anniversary of the Effective Date.  Any holder that fails to do either (a) or (b) above shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.  After the second anniversary of the Effective Date, all property or interest in property not distributed pursuant to this section 5.4 shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code.  Such property or interest in property shall be returned by the Disbursing Agent to the Reorganized Debtors and shall revert to Reorganized Granite, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

5.5.          Setoffs.

Except with respect to the Intercompany Claims, the Debtors, with Silver Point Consent, may, but shall not be required to, setoff against any Claim (for purposes of determining the Allowed amount of such Claim in respect of which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against the holder of such Claim, provided, that in the event the Debtors seek to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, the Debtors shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay.  Any creditor with a valid right of setoff shall retain the ability to effectuate such setoff prior to the Effective Date; provided, however, that in no event shall such holder be considered a holder of a Secured Claim or receive a distribution in accordance with section 3.1 on account of their right of setoff.

5.6.          Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder.  In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the second anniversary from the date of distribution.  After such date, all Plan Securities and Cash shall be returned to Reorganized Granite to be used for general corporate purposes, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

5.7.          Manner of Payment Under the Plan.

(a)           All distributions of Cash, Plan Securities, and interests in the Exit Secured Term Loans to the creditors and/or holders of the Interests of each of the Debtors under the Plan of Reorganization shall be made by or on behalf of the applicable Reorganized Debtor.  Where the applicable Reorganized Debtor is a subsidiary of Reorganized Granite, Reorganized Granite shall be treated as if it were making a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor equal to the amount distributed (other than the Cash distributed from such Reorganized Debtor’s own funds), but only at such time as, and to the extent that, the amounts are actually distributed to holders of Allowed Claims.
(b)           At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer from a domestic bank or as otherwise required or provided in applicable agreements.

5.8.          No Fractional Distributions.

No fractional shares of New Common Stock, no fractional New Warrants, and no fractional dollars shall be distributed.  For purposes of distribution, fractional shares of New Common Stock and fractional New Warrants shall be rounded up or down, as applicable, to the nearest whole number, or, in the event of a Cash payment, up or down, to the nearest whole dollar.

5.9.          Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

5.10.        Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof.  Any party that is entitled to receive a check under this Plan but fails to cash such check within 120 days of its issuance shall be entitled to receive a reissued check from Reorganized Granite for the amount of the original check if the party requests that the Disbursing Agent reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent requests to verify that such party is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six (6) months after any such Claim becomes an Allowed Claim.  If a party fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six (6) months following the date such party’s Claim becomes an Allowed Claim, such party shall not be entitled to receive any Distribution under this Plan with respect to the amount of such check.

5.11.        Transactions on Business Days.

If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

5.12.        Minimum Distributions.

There shall be no distribution to any holder of a Claim with an aggregate economic value of $500 or less unless a request therefor is made in writing to the Disbursing Agent (at the addresses provided in the Plan).  After the second anniversary of the Effective Date, any property or interest in property not distributed pursuant to this section 5.12 shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code.  Such property or interest in property shall be returned by the Disbursing Agent to the Reorganized Debtors and shall revert to Reorganized Granite, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

5.13.        Allocation of Distributions.

Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim (as determined for federal income tax purposes), and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising prepetition interest, costs, expenses, and fees (including any redemption premium) (but solely to the extent that such interest, costs, expenses, fees, or redemption premium are an allowable portion of such Allowed Claim).

5.14.        Rights and Powers of Disbursing Agent.

(a)           All distributions under the Plan shall be made by Reorganized Granite as Disbursing Agent or such other entity designated by Reorganized Granite as a Disbursing Agent.  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Granite.
(b)           The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.
(c)           Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Granite.

5.15.        Distributions to Preferred Interests and Common Interests.

The distributions specified in sections 3.14, 3.15, and 3.16 to the holders of the Preferred Interests in Class 10 and Common Interests in Classes 11 and 12, respectively, shall be in lieu of a pro rata, direct distribution to the holders of the Secured Claims in Classes 1A-1F.

SECTION 6.         PROCEDURES FOR TREATING DISPUTED CLAIMS

6.1.          No Distribution Pending Allowance.

Notwithstanding any other provision of the Plan, no Cash shall be distributed under the Plan on account of any Claim that is not Allowed, unless and until such Claim becomes an Allowed Claim.  Moreover, notwithstanding any other provision of the Plan, no interest shall accrue or be Allowed on any Claim during the period after the Petition Date, except as provided for in the DIP Order or under section 506(b) of the Bankruptcy Code.

6.2.          Resolution of Disputed Claims.

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Debtors and, after the Effective Date, Reorganized Granite, shall have the right to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than the latest of: (a) 180 days after the Effective Date; (b) 180 days after a proof of Claim with respect to the Claim objected to has been filed with the claims agent appointed in the Reorganization Cases; or (c) such later date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clauses (a) and (b) above.  From and after the Effective Date, all objections shall be litigated to a Final Order except to the extent Reorganized Granite elects to withdraw any such objection or Reorganized Granite and the claimant elect to compromise, settle, or otherwise resolve any such objection, in which event they may settle, compromise, or otherwise resolve any Disputed Claim without the necessity of Bankruptcy Court approval.

6.3.          Estimation of Claims.

The Debtors and, after the Effective Date, Reorganized Granite, may request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including, without limitation, during the pendency of any appeal relating to any such objection.  If the Bankruptcy Court estimates any Disputed Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim.  All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and not exclusive of one another.  On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved, without further order of the Bankruptcy Court, but in a manner consistent with the treatment of such Claims under the Plan.

6.4.          Allowance of Disputed Claims.

If, on or after the Effective Date, any Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall, on the fifteenth Business Day of the first month following the month in which the Claim becomes an Allowed Claim, distribute to the holder of such Allowed Claim, Cash, New Common Stock, and/or New Warrants, as applicable, in an aggregate amount sufficient to provide such holder with the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date.

SECTION 7.         EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1.          General Treatment.

All executory contracts (including any option or warrant to purchase common stock of any of the Debtors to the extent such option or warrant is determined not to be an Interest) and unexpired leases to which any of the Debtors are parties are hereby rejected as of and subject to the occurrence of the Effective Date, except for any executory contract or unexpired lease that, subject to Silver Point Consent (provided that such Silver Point Consent shall not be so required for programming contracts and leases of real property): (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court; (b) is specifically designated or generally described on Schedule 7.1, annexed to the Plan Supplement with Silver Point Consent, as a contract or lease to be assumed; or (c) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtors prior to the Effective Date; provided however, that such Silver Point Consent is only required with respect to executory contracts and unexpired leases (other than programming contracts and leases of real property) to the extent the assumption of such contract or lease would cause the aggregate cure costs for, and future contractual obligations under, as of the date of such assumption, all contracts and leases to be assumed (other than programming contracts and leases of real property) to exceed $1,000,000.  For purposes hereof, each executory contract and unexpired lease listed or generally described on Schedule 7.1 that relates to the use or occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed on Schedule 7.1, and (b) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 7.1 including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel, or bridge agreements, or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are specifically rejected.  A non-Debtor party to an executory contract or unexpired lease that is being rejected hereunder may request that the Debtors assume such contract or lease by sending written notice to the Debtors, which notice shall include a waiver of any defaults (including any payment defaults) and any right to any cure payment under such contract or lease.  The Debtors may assume such contract or lease with Silver Point Consent and without further action of the Bankruptcy Court; provided however, that such Silver Point Consent is only required with respect to executory contracts and unexpired leases (other than programming contracts and leases of real property) to the extent the assumption of such contract or lease would cause the aggregate cure costs for, and future contractual obligations under, as of the date of such assumption, all contracts and leases to be assumed (other than programming contracts and leases of real property) to exceed $1,000,000.  The Debtors reserve their right, subject to Silver Point Consent, to add any executory contract or unexpired lease to Schedule 7.1 prior to the Effective Date (which addition shall be subject to Silver Point Consent other than with respect to programming contracts and leases of real property).

7.2.          Cure of Defaults.

Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to section 7.1, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, on or before the Confirmation Date, file a pleading with the Bankruptcy Court, with Silver Point Consent, listing the cure amounts of all executory contracts to be assumed.  The parties to such executory contracts to be assumed by the Debtors shall have 30 days to object to the cure amounts listed by the Debtors.  If there are any objections filed, the Bankruptcy Court shall hold a hearing.  If the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Debtors may reject the contract at such time rather than paying such greater amount.

7.3.          Rejection Claims.

If the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is 30 days after the later of the Effective Date or the date of such rejection.

SECTION 8.         THE RIGHTS OFFERING

8.1.          Issuance of Rights

In accordance with section 3.14 of this Plan, (i) certain “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, who are holders of Allowed Preferred Interests as of the Voting Record Date will have the opportunity to participate in the Rights Offering to the extent of its Ratable Proportion of the Rights; and (ii) holders of Allowed Preferred Interests who participate in the Rights Offering pursuant to subclause (i) above may elect to oversubscribe (on a pro-rata basis) and exercise the Exercisable Rights, if any, which are not exercised by holders of Allowed Preferred Interests under subclause (i) above.  However, in accordance with sections 3.15 and 3.16 of this Plan, to the extent the holders of the Allowed Preferred Interests described in the sentence above do not fully exercise the Rights by the Subscription Expiration Date, each holder of the Class B Interests will have the opportunity to participate in the Rights Offering and shall receive its Ratable Proportion of Rights with an aggregate Subscription Purchase Price of no more than $7.5 million that are not exercised by holders of Allowed Preferred Interests pursuant to the above, if applicable.  To the extent the Class B Interests do not fully exercise the remaining Rights, such Rights shall revert to the holders of the Secured Claims and shall be extinguished.  No payments in lieu of the Rights will be made to any holder of an Allowed Preferred Interest that is not an “accredited investor” and therefore unable to subscribe for any shares of New Common Stock pursuant to the Rights.

8.2.          Subscription Period

The Rights Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date.  Each holder of an Allowed Preferred Interest or Class B Interest that intends to participate in the Rights Offering must affirmatively elect to exercise its Right(s) on or prior to the Subscription Expiration Date.  At the Subscription Expiration Date, unexercised Rights shall be allocated to any holder of Allowed Preferred Interests that has elected on its Subscription Form to participate in the oversubscription in the Rights Offering for its Ratable Proportion of the unexercised Rights (subject to adjustment to reflect any failure by any holder to exercise any Rights).  Any remaining unexercised Rights will then be allocated to the holders of the Allowed Class B Interests that affirmatively elected to exercise their Rights on their Subscription Forms for such holders’ Ratable Proportion of such remaining Rights.  In the event there are any remaining Rights not exercised by the holders of Preferred Interests and Class B Interests, such Rights shall revert to the holders of Secured Claims and shall be extinguished.

8.3.          Subscription Price

Each holder of Rights shall be required to pay such holder’s Subscription Purchase Price for the New Common Stock.

8.4.          Exercise of Subscription Rights

In order to exercise the Rights, each holder of an Allowed Preferred Interest or Allowed Class B Interest, as applicable, must: return a duly completed Subscription Form (making a binding and irrevocable commitment to participate in the Rights Offering) to the Disbursing Agent so that such form is actually received by the Disbursing Agent on or before the Subscription Expiration Date.  If, on or prior to the Subscription Expiration Date, the Disbursing Agent for any reason does not receive from a given holder of Rights a duly completed Subscription Form, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.  On the Subscription Notification Date, the Debtors will notify each holder of an Allowed Preferred Interest or Allowed Class B Interest of their Final Allocation and their Subscription Purchase Price.  Each such holder must tender the Subscription Purchase Price to the Disbursing Agent so that it is actually received by the Subscription Purchase Date.

The payments made in accordance with the Rights Offering shall be deposited and held by the Disbursing Agent in a trust account, or similarly segregated account or accounts which shall be separate and apart from the Disbursing Agent’s general operating funds and any other funds subject to any Lien or any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, with Silver Point Consent, but not later than twenty (20) days after the Effective Date. The Disbursing Agent shall not use such funds for any other purpose prior to such date and shall not encumber or permit such funds to be encumbered with any Lien or other encumbrance.

In order to facilitate the exercise of the Rights, on the Subscription Commencement Date, the Debtors will mail the Subscription Form to each holder of an Allowed Preferred Interest or Allowed Class B Interest, as applicable, as of the Voting Record Date together with appropriate instructions for the proper completion, due execution, and timely delivery of the Subscription Form, as well as instructions for the payment of the eventual Subscription Purchase Price for that portion of the Rights sought to be exercised by such holder.  The Debtors may adopt, with Silver Point Consent, such additional detailed procedures consistent with the provisions of this Plan to more efficiently administer the exercise of the Rights.

8.5.     Transfer Restriction

The Rights are not Transferable.  Any such Transfer or attempted Transfer will be null and void and the Debtors will not treat any purported transferee as the holder of any Rights.  Once the holder of a Preferred Interest or Class B Interest, as applicable, has properly exercised its Right, such exercise cannot be revoked.

8.6.     Distribution of New Common Stock

On, or as soon as reasonably practicable after, the Effective Date, the Disbursing Agent shall distribute the New Common Stock purchased by each holder of a Preferred Interest or Class B Interest, as applicable, that has properly exercised its Rights.

8.7.     Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form, and eligibility of any exercise of Rights shall be determined by the Debtors, with Silver Point Consent, whose collective good faith determinations shall be final and binding. The Debtors, in their discretion reasonably exercised in good faith, and with Silver Point Consent, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine in their discretion reasonably exercised in good faith and with Silver Point Consent. The Debtors will use commercially reasonable efforts to give notice to any holder of an Allowed Preferred Interest or Allowed Class B Interest, as applicable, regarding any defect or irregularity in connection with any purported exercise of Rights by such holder and may permit such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate; provided, however, that neither the Debtors nor the Disbursing Agent shall incur any liability for failure to give such notification.

8.8.     Rights Offering Proceeds

The proceeds of the Rights Offering will be used, in order, (i) to repay the DIP Claims, (ii) to fund Cash payments required to be made under the Plan, and (iii) for general corporate purposes of the Reorganized Debtors.

SECTION 9.         ACCEPTANCE OR REJECTION OF THE PLAN

9.1.     Voting of Claims.

Each holder of an Allowed Claim in an Impaired Class of Claims as of the Voting Record Date that is entitled to vote on the Plan pursuant to Section 3 shall be entitled to vote separately to accept or reject the Plan, as provided for in the Disclosure Statement Order.

9.2.     Acceptance by a Class.

Consistent with section 1126(c) of the Bankruptcy Code and except as provided for in section 1126(e) of the Bankruptcy Code, a Class of creditors shall have accepted the Plan if it is accepted by at least two-thirds in dollar amount and more than one-half in number of the holders of Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

9.3.     Presumed Rejections of Plan and Cram Down.

For purposes of voting on the Plan, each holder of (i) an Allowed Malara Guarantee Claim in Class 4C; (ii) an Allowed KBWB General Unsecured Claim in Class 5A; (iii) an Allowed KBWB License General Unsecured Claim in Class 6; (iv) an Allowed WEEK License General Unsecured Claim in Class 7; (v) an Allowed WXON General Unsecured Claim in Class 8A ; (vi) an Allowed WXON License General Unsecured Claim in Class 9; (vii) a Preferred Interest in Class 10; (viii) a Class A Interest in Class 11, (ix) a Class B Interest in Class 12, (x) an Allowed Securities Claim in Class 13, or (xi) an Allowed Subordinated Claim in Class 14 is conclusively presumed to have rejected the Plan.  The Debtors shall utilize the provisions of section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of the Plan over the presumed rejections of such Classes and the rejection, if any, of any other Class entitled to vote to accept or reject the Plan.

SECTION 10.       CONDITION PRECEDENT TO THE EFFECTIVE DATE

10.1.   Conditions to Confirmation.

This Plan may not be confirmed unless each of the conditions set forth below is satisfied.  Except as provided in Section 10.3 below, any one or more of the following conditions may be waived at any time by the Debtors with Silver Point Consent.

(a)           An Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have (i) been issued by the Bankruptcy Court, (ii) been entered on the docket maintained by the Clerk of the Bankruptcy Court, and (iii) become a Final Order.
(b)           The Confirmation Order (i) shall be in form and substance satisfactory to the Debtors and Silver Point and (ii) shall include a finding by the Bankruptcy Court that the Plan Securities to be issued on the Effective Date will be exempt from registration under applicable securities laws pursuant to Section 1145 of the Code, unless (x) counsel to the Debtors provide to Granite and Silver Point a customary opinion, satisfactory in form and substance to Silver Point and their counsel, that another exemption from registration is available and (y) the Company obtains the consent of Silver Point, not to be unreasonably withheld.

(c)           The aggregate amount of Cash necessary to satisfy Allowed Claims in Classes 4B, 5B, and 8B shall not exceed $200,000.

10.2.   Conditions to Occurrence of Effective Date.

The Effective Date for this Plan may not occur unless and until each of the conditions set forth below is satisfied.  Except as provided in Section 10.3 below, any one or more of the following conditions may be waived at any time by the Debtors with Silver Point Consent.

(a)           A Confirmation Order, in form and substance satisfactory to the Debtors and Silver Point, shall have been entered by the Bankruptcy Court and such order shall have become a Final Order.
(b)           All actions and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors and Silver Point.
(c)           Any settlements reached with any holder of a Claim prior to the Effective Date that provides for special treatment of such holder’s Claim in lieu of the treatment otherwise accorded to such Claim under the Plan shall be in form and substance satisfactory to Silver Point.
(d)           The DIP Claims shall have been paid in full in accordance with section 2.1 of the Plan.
(e)           All authorizations, consents, and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked, including, without limitation, FCC Approval.

10.3.   Waiver of Conditions.

The Debtors may, at their option, but only with Silver Point Consent, waive any of the conditions set forth in Sections 10.1 and 10.2, provided, however, that the Debtors may not waive entry of the Order approving the Disclosure Statement, entry of the Confirmation Order, or any condition the waiver of which is proscribed by law.  Any such waivers shall be evidenced by a writing, signed by the waiving parties, served upon the United States Trustee, and filed with the Bankruptcy Court.  The waiver may be a conditional one, such as to extend the time under which a condition may be satisfied.

10.4.   Effect of Failure of Conditions.

If the conditions specified in Section 10.2 have not been satisfied or waived in the manner provided in Section 10.3 within twenty (20) days (or solely with respect to FCC Approval, by the earlier of (a) 10 business days after receipt of FCC Approval or (b) July 1,

2007), or such longer time as agreed to by Silver Point, following the Confirmation Date, then: (a) the Confirmation Order shall be of no further force and effect; (b) no distributions under the Plan shall be made; (c) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (d) all the Debtors’ obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.  Upon such occurrence, the Debtors shall file a written notification with the Bankruptcy Court and serve it upon counsel for Silver Point and the United States Trustee.

SECTION 11.       EFFECT OF CONFIRMATION

11.1.   Vesting of Assets.

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ bankruptcy estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided herein or in the Confirmation Order.  From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, subject to the terms and conditions of the Plan.

11.2.   Binding Effect.

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under the Plan, whether or not such holder has accepted the Plan, and whether or not such holder is entitled to a distribution under the Plan.

11.3.   Discharge of Claims and Termination of Interests.

Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims and terminate all Interests of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, upon the occurrence of the Effective Date, all existing Claims against the Debtors and Interests in Granite, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assigns, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Interest and whether or not the respective facts or legal bases were known or existed prior to the Effective Date.

11.4.   Release and Discharge of Debtors.

Upon the occurrence of the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors.

11.5.   Release and Discharge of Non-Debtor Subsidiaries

In addition to the terms of section 11.4 above, each holder of a Secured Claim, the Indenture Trustee of the Secured Notes, and any agent under the Prepetition Credit Agreement shall be deemed to have forever waived, released, and discharged the Non-Debtor Subsidiaries of any Liens, Claims, claims, causes of action, rights, or liabilities arising from the Guarantees granted to the holders of the Secured Claims under the Secured Notes Indenture, Term Loan A, and Term Loan B, as well as any Deficiency Claims.  In addition, the Confirmation Order shall authorize the Indenture Trustee to take whatever action may be necessary or appropriate, in its reasonable discretion, to effectuate the foregoing, including, without limitation, providing a release of the Liens.

11.6.   Term of Injunctions or Stays.

Unless otherwise expressly provided herein or in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

11.7.   Indemnification Obligations

Subject to the occurrence of the Effective Date the obligations of the Debtors as of the Petition Date to indemnify, defend, reimburse, or limit the liability of directors or officers who were directors or officers of the Debtors against any claims or causes of action as provided in the Debtors’ certificates of incorporation, bylaws, or applicable state law, shall be treated as either a Granite General Unsecured Claim (Class 4A) or a Securities Claim (Class 13) as the case may be and are otherwise discharged.  Nothing contained in this Plan shall be deemed to affect or alter any rights of any director or officer against any insurer with respect to the Debtors’ directors’ and officers’ insurance policies.

11.8.   D&O Tail Coverage Policies

The Reorganized Debtors will obtain a directors’ and officers’ insurance policy with tail coverage for a period of six years with the same coverage limit as is in existence on the Effective Date for the current and former officers and directors of the Debtors, provided, however, that such policy (i) shall have an aggregate cost of no more than $875,000 and (ii) shall be subject to Silver Point Consent as to form and substance.

11.9.   Injunction Against Interference with Plan.

Except as otherwise expressly provided herein or in the Confirmation Order, all Persons or entities who have held, hold, or may hold Claims against or Interests in the Debtors are permanently enjoined, from and after the Effective Date, from: (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Interest against any of the Reorganized Debtors or the Non-Debtor Subsidiaries on account of such Claims or Interests; (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against any Reorganized Debtor or Non-Debtor Subsidiary with respect to such Claim or Interest; (iii) creating, perfecting, or enforcing any encumbrance of any kind against any Reorganized Debtor or Non-Debtor Subsidiary or against the property or interests in property of any Reorganized Debtor or Non-Debtor Subsidiary with respect to such Claim or Interest; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation owed to any Reorganized Debtor or Non-Debtor Subsidiary or against the property or interest in property of any Reorganized Debtor or Non-Debtor Subsidiary with respect to such Claim or Interest; and (v) pursuing any claim released pursuant to this section 11 of the Plan.

11.10. Exculpation.

On the Effective Date, the Silver Point Entities and any Disbursing Agent selected by the Debtors, as well as the respective current and former officers, directors, employees, members, affiliates, financial advisors, professionals, accountants, and attorneys, as applicable, of the Debtors, Non-Debtor Subsidiaries, the Indenture Trustee, the Silver Point Entities, and any disbursing agent selected by the Debtors (and solely with respect to the Silver Point Entities, their current and former owners) shall be exculpated by the Debtors and any holder of any Claim or Interest for any act or omission in connection with, or arising out of, the Reorganization Cases, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or property to be distributed under the Plan, except for willful misconduct, gross negligence, intentional fraud, and/or criminal conduct.  Moreover, neither the Silver Point Entities nor any other holder of a Secured Claim shall be an “underwriter,” within the meaning of section 1145 of the Bankruptcy Code or otherwise, by virtue of the distributions to be made as provided in this Plan, including, without limitation, the distributions to be made pursuant to sections 3.14, 3.15, or 3.16, and the Silver Point Entities and any other holder of a Secured Claim are specifically exculpated from any and all liability arising from their role in the Reorganization Cases, including any claim that any Silver Point Entity or any other holder of a Secured Claim may be deemed to be an underwriter, within the meaning of section 1145 of the Bankruptcy Code or otherwise.  Nothing in this section 11.10 shall limit the liability of the professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

11.11. Limited Releases.

On the Effective Date, any and all Claims of the Debtors and the Non-Debtor Subsidiaries (except for willful misconduct, gross negligence, intentional fraud, and criminal conduct) against the Silver Point Entities and any Disbursing Agent selected by the Debtors, as well as the respective current and former officers, directors, employees, members, financial advisors, professionals, accountants, representatives, and attorneys, as applicable, of the Debtors, Non-Debtor Subsidiaries, the Indenture Trustee, the Silver Point Entities, and any disbursing agent selected by the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any Claim arising out of any express contractual obligation owing by any former director, officer, or employee of the Debtors or the Non-Debtor Subsidiaries or any reimbursement obligation of any former director, officer, or employee with respect to a loan or advance made by the Debtors or the Non-Debtor Subsidiaries to such former director, officer, or employee; and provided further, however, that nothing herein or in the Confirmation Order shall affect a release of any claim against the parties released in this section 11.11 for any claim arising under the Internal Revenue Code of 1986, the environmental laws, or any criminal laws of the United States or any state and local authority, nor shall anything herein or in the Confirmation Order enjoin the United States or any state or local authority from bringing any claim, suit, action, or other proceeding against any such person or entity for any liability whatsoever, including, without limitation, any claim, suit, or action arising under the Internal Revenue Code of 1986, the environmental laws, or any criminal laws of the United States or any state or local authority.  Nothing in this section 11.11 shall limit the liability of the professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

11.12. Avoidance Actions.

Except as noted below, and other than any releases granted in the Plan, by the Confirmation Order, and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, Reorganized Granite shall have the right to prosecute any avoidance or recovery actions under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or debtors in possession, and the proceeds of such actions shall be retained by the Reorganized Debtors; provided, however, that, pursuant to this Plan, avoidance actions under sections 544, 547, or 548 of the Bankruptcy Code are hereby waived by the Debtors and the estates, and may not be instituted by the Debtors or any party in interest other than by the Debtors and only as an offset against a Claim of such party asserted against the Debtors.

11.13. Injunction Regarding Worthless Stock Deduction.

Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any “fifty percent shareholder” within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Interests for any taxable year of such shareholder ending prior to the Effective Date.

SECTION 12.       RETENTION OF JURISDICTION

12.1.   Jurisdiction of the Bankruptcy Court.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases and the Plan pursuant to, and for purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

(a)           To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom and any disputes with respect to executory contracts or unexpired leases relating to facts and circumstances arising out of or relating to the Reorganization Cases;
(b)           To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on the Confirmation Date;
(c)           To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;
(d)           To consider Claims or the allowance, classification, priority, compromise, estimation, objection to, or payment of any Claim, Administrative Expense, or Interest;
(e)           To hear and determine all actions pursuant to sections 105, 502, 510, 505, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code, any collection matters related thereto, and settlements thereof;
(f)            To hear and determine any disputes or issues arising under the settlement agreements referred to in this Plan or any other settlements of Claims approved by the Bankruptcy Court;
(g)           To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;
(h)           To issue injunctions, enter and implement other orders, and take such other actions that are not inconsistent with the terms of this Plan as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;
(i)            To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;
(j)            To hear and determine all applications of retained professionals under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;
(k)           To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument, or other document governing or relating to any of the foregoing;

(l)            To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;
(m)          To determine such other matters and for such other purposes as may be provided in the Confirmation Order;
(n)           To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors prior to the Effective Date or request by the Reorganized Debtors after the Effective Date for an expedited determination of taxes under section 505(b) of the Bankruptcy Code);
(o)           To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;
(p)           To enter a final decree closing the Reorganization Cases; and
(q)           To recover all assets of the Debtors and property of the Debtors’ estates, wherever located.

SECTION 13.       MISCELLANEOUS PROVISIONS

13.1.   Revocation or Withdrawal of Plan.

The Debtors reserve the right, with Silver Point Consent, to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interest by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

13.2.   Corporate Action.

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) the authorization to issue or cause to be issued the New Common Stock, the New Warrants, and the Rights, (ii) the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, (iii) and the authorization and approval of the Exit Secured Term Loan, the Exit Secured Revolver, and the Management Incentive Plan, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.  On the Effective

Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) organized, in accordance with the applicable general business law of each such jurisdiction.

13.3.   Payment of Statutory Fees.

On the Effective Date, and thereafter as may be required, the Debtors shall pay in Cash all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

13.4.   The WB Settlement

In accordance with the WB Settlement Agreement, if an order approving the WB Settlement Agreement has been entered on the Bankruptcy Court docket, but has not become final and non-appealable by the earlier of (i) the commencement of the Confirmation Hearing, and (ii) April 30, 2007 or such later date as all of the parties to the WB Settlement Agreement shall have agreed to in writing, then the WB Settlement Agreement shall be null and void and without any force or effect, and each of the terms and provisions of the WB Settlement Agreement shall be immediately and automatically deemed to be embodied in this Plan and will become effective upon the occurrence of the Effective Date of this Plan.

13.5.   Substantial Contribution Claims

If fees and expenses for compensation for services rendered or reimbursement of expenses incurred pursuant to section 503(b)(3)(D) of the Bankruptcy Code are allowed in an amount exceeding $300,000 in the aggregate, then, with respect to fees and expenses awarded to any holder of Preferred Interests, or any entity representing such holder or holders, including a committee of such holders or representing such holders, such fees and expenses which exceed the $300,000 cap (on a pro rata basis, if applicable, with any other fees and expenses subject to this section 13.5) shall be deducted by a reduction in the shares of New Common Stock provided to the holders of Preferred Interests in section 3.14;  provided further, however, that if such fees and expenses to be so deducted exceed the value of the New Common Stock provided to the holders of Preferred Interests in section 3.14, then the value of the distribution to such holders shall be reduced in a manner to be determined by the Debtors with Silver Point Consent.

If fees and expenses for compensation for services rendered or reimbursement of expenses incurred pursuant to section 503(b)(3)(D) of the Bankruptcy Code are allowed in an amount exceeding $300,000 in the aggregate, then, with respect to fees and expenses awarded to any holder of Common Interests, or any entity representing such holder or holders, including a committee of such holders or representing such holders, such fees and expenses which exceed the $300,000 cap (on a pro rata basis, if applicable, with any other fees and expenses subject to this section 13.5) shall be deducted by a reduction in the shares of New Common Stock provided to the holders of Common Interests in sections 3.15 and 3.16;  provided further, however, that if such fees and expenses to be so deducted exceed the value of the New Common Stock provided to the holders of Common Interests in sections 3.15 and 3.16, then the value of the distribution to such holders shall be reduced in a manner to be determined by the Debtors with Silver Point Consent.

Nothing contained in this section 13.5 shall be interpreted as a consent by the Debtors or the Silver Point Entities to the allowance of any such fees or expenses.

13.6.   No Deemed Waiver of Causes of Action.

Notwithstanding any payment on account of an Allowed Claim to a creditor or a settlement with a creditor with respect to a Disputed Claim, unless expressly provided, there shall be no deemed waiver of any rights of any Debtor or any other party in interest to bring a cause of action; provided, however, that, pursuant to this Plan, avoidance actions under sections 544, 547, or 548 of the Bankruptcy Code are hereby waived by the Debtors and the estates, and may not be instituted by the Debtors or any party in interest other than by the Debtors and only as an offset against a Claim of such party asserted against the Debtors.

13.7.   Certain Indenture Trustee and Agent Fees and Expenses.

The Debtors shall satisfy in Cash the reasonable fees and expenses of the Indenture Trustee and any agent under the Prepetition Credit Agreement prior to the Effective Date, including the reasonable fees and expenses of their professionals, subject to the terms of the DIP Order.  The Indenture Trustee shall submit its actual and estimated fees and expenses (through the Effective Date) to the Debtors at least twenty-five (25) days prior to the Confirmation Hearing, and the reasonableness of such fees and expenses shall be determined first by the Debtors.  To the extent there are any disputes regarding the reasonableness of payment of such fees and expenses under this section, such dispute shall be submitted to the Bankruptcy Court for resolution.  Nothing herein shall be deemed to impair, waive, or discharge the Indenture Trustee’s or any agents under the Prepetition Credit Agreement’s respective rights, Liens, and priorities or any other rights of the Indenture Trustee under the Secured Notes Indenture or the agent under the Prepetition Credit Agreement against the distributions to the holders of the Secured Notes or the Term Loan A Claims and Term Loan B Claims, as applicable.

13.8.   Indenture Trustee as Claim Holder.

Consistent with Bankruptcy Rule 3003(c), subject to Silver Point Consent, the Reorganized Debtors shall recognize proofs of Claim timely filed by the Indenture Trustee in respect of any Claims under the Secured Notes Indenture.  Accordingly, subject to Silver Point Consent, if the Indenture Trustee files proofs of Claim for the Secured Notes Claims, any other proofs of Claim for the Secured Notes Claims, filed by the registered or beneficial holders of Secured Notes Claims, are disallowed as duplicative of the Claims of the Indenture Trustee, without any further action of the Bankruptcy Court.

13.9.   Administrative Agent as Claim Holder.

Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize proofs of Claim timely filed by the administrative agent in respect of any Claims under the Prepetition Credit Agreement.  Accordingly, if the administrative agent files proofs of Claim for the Term Loan A Claims or Term Loan B Claims, any other proofs of Claim for the Term

Loan A Claims or Term Loan B Claims (as the case may be), filed by the registered or beneficial holders of such Claims, are disallowed as duplicative of the Claims of the administrative agent, without any further action of the Bankruptcy Court.

13.10. Expedited Determination of Taxes.

The Reorganized Debtors may request an expedited determination of taxes of the Reorganized Debtors under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Reorganized Debtors for all taxable periods (or portions thereof) ending after the Commencement Date through and including the Effective Date.

13.11. Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.12. Section 1145 Exemption

The issuance of the New Common Stock and the New Warrants under this Plan shall be exempt from registration pursuant to section 1145 of the Bankruptcy Code and other applicable law.

13.13. Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the New Common Stock, the New Warrants, the Rights, the Exit Facility, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax.  All sale transactions specifically provided for by this Plan, or consummated by the Debtors and approved by the Bankruptcy Court, including, without limitation: (i) the sales by or to the Debtors of property or assets pursuant to section 363(b) of the Bankruptcy Code; (ii) the assumptions, assignments, and sales by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code; and (iii) settlements pursuant to Bankruptcy Rule 9019(a), shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, or other similar tax.

13.14. Amendments.

(a)           Plan Modifications.  The Plan may be amended, modified, or supplemented by the Debtors, subject to  Silver Point Consent, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct.  In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Interests under the Plan, the Debtors may, with Silver Point Consent, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.
(b)           Other Amendments.  Prior to the Effective Date and subject to Silver Point Consent, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests.

13.15. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

13.16. Severability.

If the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void, or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors subject to Silver Point Consent, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation.  The confirmation order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.17. Headings.

Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

13.18. Exhibits.

All Exhibits and Schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

13.19. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.20. Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Granite Broadcasting Corporation

767 Third Avenue

New York, New York  10017

Attn:  Lawrence Wills

Chief Financial Officer

Telephone:  (212) 826-2530

Telecopier:  (212) 826-2858

- and -

Akin Gump Strauss Hauer & Feld LLP

Attorneys for Debtors and Debtors in Possession

590 Madison Avenue

New York, New York  10022

Attn:  Ira S. Dizengoff, Esq.

Philip M. Abelson, Esq.

Telephone:  (212) 872-1000

Telecopier:  (212) 872-1002

Dated:             New York, New York
December 11, 2006

Respectfully submitted,

GRANITE BROADCASTING CORPORATION
(for itself and on behalf of each of the Debtors)

By:	/s/ Lawrence I. Wills
Name:	Lawrence I. Wills
Title:	Chief Financial Officer